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                                                                   EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

  We consent to incorporation by reference in this Registration Statement on Form S-3 of Duke Energy Corporation of our report dated January 17, 1997 appearing in the annual report on Form 10-K of PanEnergy Corp for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus which is a part of this Registration Statement.

   /s/ KPMG Peat Marwick LLP
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       KPMG Peat Marwick LLP

Houston, Texas
November 20, 1997